                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of report (Date of earliest event reported)    November 27, 1996
                                                     -----------------------

                               ONE UP CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    FLORIDA
                 (State or Other Jurisdiction of Incorporation)

            33-28809-A                                   65-0125664
    (Commission File Number)               (I.R.S. Employer Identification No.)

               5 CAMPUS CIRCLE, SUITE 100, WESTLAKE, TEXAS  76262
                    (Address of Principal Executive Offices)

                                 (817) 264-9500
              (Registrant's Telephone Number, Including Area Code)


                 ---------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 9


On November 27, 1996, One Up Corporation (the "Company") sold $250,000 aggregate principal amount of 7% Convertible Subordinated Debentures due 1999 (the "Debentures") in an "offshore transaction" as defined in Regulation S ("Regulation S") promulgated pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), to purchasers who are not "U.S. Persons" as defined in Regulation S. Noble International Investments, Inc., a Florida corporation, acted as the placement agent in the offering of Debentures (the "Offering"). The Debentures and the shares of the Company's common stock, no par value (the "Common Stock"), into which the Debentures may be converted (the "Conversion Shares") were not registered under the Securities Act and the Offering was made in reliance upon Regulation S for an offer and sale of securities outside the United States of America.

Each of the Debentures is convertible, at the option of the holder thereof, at any time after 40 days following the issuance of such Debenture and prior to maturity, into Conversion Shares at a conversion price of 50% of the five day average closing bid price per share of the Common Stock as reported by the Nasdaq OTC Bulletin Board or the principal exchange over which the Common Stock is traded prior to conversion.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                    ONE UP CORPORATION
                                                       (Registrant)




                                        BY:  /s/ MICHAEL E. URA
                                             -----------------------------------
                                               Michael E. Ura, Vice President


Dated:  Dec. 10, 1996
        ----------------